EX-6.6

                          ASSIGNMENT OF OIL & GAS LEASE

THE STATE OF TEXAS     )
                       )KNOW BY ALL MEN BY THESE PRESENTS
COUNTY OF TAYLOR       )

WHEREAS, Southwin Financial, Ltd., whose address is 3241
South 1st Street, Abilene, Texas 79605, and hereinafter referred to as "Assignor", is the owner and holder of two (2) oil & gas leases; and

WHEREAS, it is intention that the Assignor assign to Texas International Petroleum, Inc., whose address is 104 Pine Street, Suite 408, Abilene. Texas 79601, and hereinafter referred to as "Assignee", the oil and gas interests that are on the described property:

Tract One:

960 acres, more or less out of the following described lands: 640 acres being all of H.E. & W.T. Survey 109, Abstract 320, Block "E

1/2"; 214 acres being the East One-Third (E 1/3rd) of the H.E. & W.T. Survey 42, Abstract 1218, Block "E"; and 106 acres being the North 106 acres out of the East One Third (E. l/3rd) of the H.E.& W.T Survey 63, Abstract 349, Block "E", all in Edwards County, Texas.

Tract Two:

979 acres of land, more or less. Sections 23, T.C.R.R. Co Lands, Block 170, Pecos County, Texas and the East One-Half (E.1/2) of
SF 14162 J.N. Montgomery Survey, Abstract 9333 (West). Pecos
County, Texas.

WHEREAS. Tracts One and Tract Two will be hereinafter referred to as the "Assigned Premises".

NOW, THEREFORE, for and in consideration of 10,102,696 shares of common stock of Texas International Petroleum, Inc., and other good and valuable consideration, the receipt and sufficiency of


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which are hereby acknowledged, Assignor hereby bargains, sell, transfers, conveys and assigns unto Assignee the Oil & Gas leases on the Assigned Premises. This assignment is made with warranty of title all of assignor's right title and interest in and to the Assigned Premises.

NOW, FURTHER, it is expressly understood and agreed that the terms conditions as set out in the Agreement entered into on February 24, 1999, by and between Southwin Financial Ltd. and

WolfStone Corporation are incorporated into this Assignment of Oil & Gas and Lease and made a part hereof for all purposes: In the event that Wolfstone Corporation fails to fully perform the aforesaid Agreement, this Assignment of Oil & Gas Lease shall have no effect and be null and void. Upon full performance of the aforesaid Agreement, this Assignment of Oil & Gas Lease shall have full effect pursuant to the terms described herein.

NOW, FURTHER, it is expressly understood that Assignee assumes all of Assignor's duties, rights and obligations in connection with the Assigned Premises and described wells including. but not limited to, the plugging and abandoning of said wells, and Assignee further agrees to file or cause to be filed, all necessary documents to affect said assumption.

TO HAVE AND TO HOLD the Assigned Premises and well together with all rights and appurtenances, unto Assignee, its successors and/or assigns according to the terms hereof and of the said leases

EXECUTED this 3rd day of March, 1999.

ASSIGNOR:

Southwin Financial Ltd.



By: /s/  Norma Eltringham
Norma Eltringham,
Attorney in Fact

STATE OF TEXAS          )
                        )
COUNTY OF TAYLOR        )

This instrument was acknowledged before me on this the 3rd


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day of March, 1999, by Norma Eltringham, Attorney in Fact for
Southwin Financial Ltd., on its behalf.


/s/

Notary Public, State of Texas

LEGAL OPINION ON
SUBSURFACE ENERGY, INC.                                 "New"
Exhibit ___
OWNERSHIP OF RESERVES



                             WHEELER & McCRAY, P.L.L.C.
                                  Attorneys at Law
                          Alexander Building, Suite 408
                                104 Pine Street
                               Abilene Texas, 79601

Thomas M. Wheeler
Telephone
Forest M. McCray
(915)675-2933
Stanley E. Smith
Facsimile
Kara K. Smith
(915)675-3226
                                                                              E-

Mail

lawyer@abilene.com

                            November 9, 1999



Turner, Stone & Company, L.L.P.                     Via Fax (972)
239-1665


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12700 Park Central Drive, Suite 1610                and Regular
U.S. Mail
Dallas, Texas 75251

Re:         Subsurface Energy Corp. oil and gas lease properties

Dear Sir/Madam:

I represent Subsurface Energy, Corp. Pursuant to the request of my client, have reviewed those documents listed generally below, and more fully described as Exhibits "A" and "B". Based upon review of documents it is my opinion that Subsurface Energy, Corp. has title to the oil and gas lease properties listed below and described in the Exhibits as follows.

1) Bertrand Lease in Coleman County, Texas 2) Allen Lease in Coleman County, Texas 3) Allen-Hambright Lease in Coleman County, Texas 4) Allen et al Lease in Coleman County, Texas 5) Walters Lease in Coleman County, Texas 6) Burrough Lease in Coleman County, Texas 7) Clayton Lease in Coleman County, Texas 8) Clayton "A" Lease in Coleman County, Texas 9) Gassiot Lease in Coleman County, Texas 10) Hallmark Lease in Coleman County, Texas 11) Zula-Abbey Lease in Coleman County, Texas 12) Bounds Lease in Runnels County, Texas 13) Heinze Lease in Runnels County, Texas 14) Hobensee Lease in Tom Green County, Texas 15) Jezchke Lease in Tom Green County, Texas

Exhibit "A"

Assignment of Oil and Gas Leases dated May 10, 1995, from
James O. Harman to Subsurface Energy, Inc.

Assignment of Oil and Gas Leases dated April 30, 1998, from Bo Gassiot to Subsurface Energy, Inc.

Assignment of Oil and Gas Leases dated April 30, 1998. from
Jimmy Gassiot to Subsurface Energy, Inc.

Oil, Gas and Mineral Leases dated November 8, 1975, from Garland Abbey and wife Zula Abbey, to Subsurface Energy, Inc.

Oil, Gas, and Mineral Leases dated February 12, 1975, from


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Maxine Bertrand Douglas to Subsurface Energy, Inc.

Forms P-1, P-2, P-4 and W-1X-Railroad Commission of Texas
Division Orders

Exhibit "B"

20 acres of land of the Wm. W.Bomar Survey No. 302,
Abstract No. 28, in Coleman County, Texas, being a part of and out of a tract of 193.2 acres of said Survey, described in Deed from Mrs. F.P. Freeman et al to E. Glynn Mitchell et ux, dated June 14. 1952, and recorded in Volume 316, Page 519, Deed
Records of Coleman County, Texas.

A 20 acre tract in the Wm. Wm Bonar Survey No. 302, Abstract No. 28,in Coleman County, Texas, out of and a part of a 193.2 acre tract described in Deed from Mrs. F.P. Freeman et al to E. Glynn Mitchell et ux, dated June 14, 1952, and recorded in Volume 316, Page 519, Deed Records of Coleman County, Texas.

80.00 acres of land in the J.W. Robinson Survey 4, Abstract 1693.
Coleman County, Texas. Said tract is a part of that land that E.H. Farrow deeded to F.H. Bertrand by deed dated July 18, 1923, and recorded in Volume 131, Page 594, Coleman County Deed
Records.

South 80 acres of 110 acres, more or less, out of Blk, No. 38
Subdivision of GH&H RR Co., Sur. 67. Abstract 338, in Coleman
County, Texas.

All of the C.D. Cleveland Survey No. 64, in the GH&H Survey Blk 1,Coleman County, Texas, save and except on Eighty (80) acre tract of land described as follows: Eighty (80) acres in the form of a parallelogram, the side of said parallelogram being parallel to the survey lines of said Survey No. 64, center of said eighty acre tract being located 2974 feet from the West line and 2250 feet from the South line of said Survey No. 64, said center location being the location of the Boldt No. 1 C.D. Allen Well and containing 545 acres more of less, each side of the daid 80 acre tract being 1867 feet in length.

50 acres out of the South side of S.E. quarter of Survey No. 67
G.H.& H.RR. Co. being on the South side of Block No. 39, subdivision of P.O. Ranch.

All that certain tract or parcel of land situated in Coleman County, Texas being 248 acres out of the South side of the S.E.


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quarter of Sec. 67, G.H.& H.RR. Co. same being out of the South side of Block 39 of the subdivision of a part of the P.O. Ranch map of which is recorded in Vol. 55, Pages 64 and 65 of the Deed
Records os Coleman County, Texas.

All that certain tract of parcel of land lying and being situated in Coleman County, Texas, and being 50 acres off the East side of Block No. 38 of the subdivision of the Wm. Anson Ranch in Coleman County,Texas, being off the East side of the Southwest One-Fourth of G.H.& H.RR.Co. Sur. No. 67.

248 acres out of the S.E.. 1/4 of G.H& H. Ry. Co. Survey No. 67,
Abstract no. 338, Patent No. 166, Volume 1, dated July 25, 1873.


This letter was prepared for audit purposes.

If you have any questions, do not hesitate to contact me.

Very  truly Yours,


/s/ Stanley E. Smith
Attorney at Law